EXHIBIT 23J

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 30, 2019 relating to the financial statements and financial highlights of AMIDEX35™ Israel Mutual Fund, a series of AMIDEX™ Funds, Inc., for the year ended May 31, 2019 and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

September 30, 2019

5